
<ARTICLE> 6
<LEGEND>
This FDS contains summary financial information extracted from financial statements and is qualified in its entirety by reference to said financial statements.  The information presented is for the No Load Class of shares for the Intermediate Term Series of Pauze Funds.  The Portfolio and Income data refer to each Series as a whole, while the per share data is Class specific.
</LEGEND>
<SERIES>
  <NUMBER>  004
  <NAME>    NO LOAD CLASS OF SHARES - INTERMEDIATE TERM SERIES
<MULTIPLIER>                                          1000

<PERIOD-TYPE>                                        8-MOS
<FISCAL-YEAR-END>                              Apr-30-1996
<PERIOD-END>                                   Dec-31-1996
<INVESTMENTS-AT-COST>                                 4492
<INVESTMENTS-AT-VALUE>                                4451
<RECEIVABLES>                                           62
<ASSETS-OTHER>                                           0
<OTHER-ITEMS-ASSETS>                                     0
<TOTAL-ASSETS>                                        4597
<PAYABLE-FOR-SECURITIES>                                 0
<SENIOR-LONG-TERM-DEBT>                                  0
<OTHER-ITEMS-LIABILITIES>                               31
<TOTAL-LIABILITIES>                                     31
<SENIOR-EQUITY>                                          0
<PAID-IN-CAPITAL-COMMON>                               148
<SHARES-COMMON-STOCK>                                   15
<SHARES-COMMON-PRIOR>                                    0
<ACCUMULATED-NII-CURRENT>                                0
<OVERDISTRIBUTION-NII>                                   0
<ACCUMULATED-NET-GAINS>                                 17
<OVERDISTRIBUTION-GAINS>                                 0
<ACCUM-APPREC-OR-DEPREC>                               (41)
<NET-ASSETS>                                           148
<DIVIDEND-INCOME>                                        0
<INTEREST-INCOME>                                       62
<OTHER-INCOME>                                           0
<EXPENSES-NET>                                          34
<NET-INVESTMENT-INCOME>                                 29
<REALIZED-GAINS-CURRENT>                                45
<APPREC-INCREASE-CURRENT>                              (41)
<NET-CHANGE-FROM-OPS>                                   33
<EQUALIZATION>                                           0
<DISTRIBUTIONS-OF-INCOME>                                1
<DISTRIBUTIONS-OF-GAINS>                                 1
<DISTRIBUTIONS-OTHER>                                    0
<NUMBER-OF-SHARES-SOLD>                                 15
<NUMBER-OF-SHARES-REDEEMED>                              0
<SHARES-REINVESTED>                                      0
<NET-CHANGE-IN-ASSETS>                                4566
<ACCUMULATED-NII-PRIOR>                                  0
<ACCUMULATED-GAINS-PRIOR>                                0
<OVERDISTRIB-NII-PRIOR>                                  0
<OVERDIST-NET-GAINS-PRIOR>                               0
<GROSS-ADVISORY-FEES>                                    6
<INTEREST-EXPENSE>                                       0
<GROSS-EXPENSE>                                         28
<AVERAGE-NET-ASSETS>                                   115
<PER-SHARE-NAV-BEGIN>                                    0
<PER-SHARE-NII>                                        .07
<PER-SHARE-GAIN-APPREC>                               .035
<PER-SHARE-DIVIDEND>                                   .07
<PER-SHARE-DISTRIBUTIONS>                             .095
<RETURNS-OF-CAPITAL>                                     0
<PER-SHARE-NAV-END>                                   9.94
<EXPENSE-RATIO>                                       1.90
<AVG-DEBT-OUTSTANDING>                                   0
<AVG-DEBT-PER-SHARE>                                     0

